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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RC2 CORPORATION

(Name of Registrant as Specified In Its Charter)

REGISTRANT

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (11-01)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

RC2 CORPORATION
1111 WEST 22ND STREET
OAK BROOK, ILLINOIS 60523
Notice of Annual Meeting of Stockholders
to be Held on May 6, 2005
       The Annual Meeting of Stockholders of RC2 Corporation, a Delaware corporation (hereinafter called the Corporation), will be held at the Renaissance Oak Brook Hotel, 2100 Spring Road, Oak Brook, Illinois 60523 on Friday, May 6, 2005, at 11:00 a.m., local time, for the following purposes:

1. To elect eleven directors to serve until the 2006 Annual Meeting of Stockholders.

2. To approve and adopt the RC2 Corporation 2005 Stock Incentive Plan.

3. To approve and adopt the RC2 Corporation Incentive Bonus Plan and the RC2 Corporation Top Management Additional Bonus Plan.

4. To take action with respect to any other matters that may be properly brought before the meeting and that might be considered by the stockholders of a Delaware corporation at their annual meeting.

By order of the Board of Directors

Jody L. Taylor,
Secretary
Oak Brook, Illinois
April 4, 2005

      Stockholders of record at the close of business on March 21, 2005 are entitled to vote at the meeting. Your vote is important to ensure that a majority of the stock is represented. Whether or not you plan to attend the meeting in person, please vote your shares by phone, via the internet or by completing, signing, dating and returning the enclosed proxy card at your earliest convenience. If you later find that you may be present at the meeting or for any other reason desire to revoke your proxy, you may do so at any time before it is voted. Stockholders holding shares in brokerage accounts (“street name” holders) who wish to vote at the meeting will need to obtain a proxy form from the institution that holds their shares.
      Stockholders may also vote by the Internet or telephone. Voting by the Internet or telephone is fast, convenient, and your vote is immediately confirmed and tabulated. Most important, by using the Internet or telephone, you help the Corporation reduce postage and proxy tabulation costs. The Internet and telephone voting facilities will close at 10:00 a.m. central time on May 6, 2005.
      Or, if you prefer, you can return the enclosed proxy card in the envelope provided.
      PLEASE DO NOT RETURN THE ENCLOSED PROXY CARD IF YOU ARE VOTING OVER THE INTERNET OR BY TELEPHONE.

VOTE BY INTERNET	VOTE BY TELEPHONE

http://www.eproxyvote.com/rcrc 24 hours a day/ 7 days a week	1-877-779-8683 (1-877-PRX-VOTE) via touch tone phone toll-free 24 hours a day/ 7 days a week

INSTRUCTIONS:	INSTRUCTIONS:

Read the accompanying Proxy Statement	Read the accompanying Proxy Statement.

Have your 11-digit control number located on your proxy card available	Call toll-free 1-877-779-8683 (1-877-PRX-VOTE).

Point your browser to http://www.eproxyvote.com/rcrc	You will be asked to enter your 11-digit control number located on your proxy card.

and follow the instructions to cast your vote. You can also register to receive your Annual Report and Proxy Statement electronically, instead of in print

RC2 CORPORATION
1111 WEST 22ND STREET
OAK BROOK, ILLINOIS 60523
Proxy Statement for the 2005 Annual Meeting of Stockholders
to be Held on May 6, 2005
       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of RC2 Corporation of proxies to be used at the Annual Meeting of Stockholders of the Corporation to be held at the Renaissance Oak Brook Hotel, 2100 Spring Road, Oak Brook, Illinois 60523 on May 6, 2005, at 11:00 a.m., local time, and any adjournments thereof. This proxy material is being mailed on or about April 4, 2005 to stockholders of record at the close of business on March 21, 2005.
GENERAL INFORMATION
Proxies and Voting Procedures
      Stockholders can vote by completing and returning a proxy card in the form accompanying this Proxy Statement or, if shares are held in “street name,” by completing a voting instruction form provided by your broker. Stockholders of record can also vote over the Internet or by telephone. If Internet and telephone voting are available to you, you can find voting instructions in the materials accompanying this Proxy Statement. The Internet and telephone voting facilities will close at 10:00 a.m. (central time) on May 6, 2005. Please be aware that if you vote over the Internet or by telephone, you may incur costs such as telephone and Internet access charges for which you will be responsible.
      The shares represented by each valid proxy received in time will be voted at the Annual Meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted in FAVOR of the election of the directors listed in the enclosed proxy, in FAVOR of the adoption and approval of the RC2 Corporation 2005 Stock Incentive Plan (the “2005 Stock Incentive Plan”) and in FAVOR of the adoption and approval of the RC2 Corporation Incentive Bonus Plan and the RC2 Corporation Top Management Additional Bonus Plan (collectively, the “Bonus Plans”). If any other matters are properly presented at the Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place, the individuals named as proxies and acting thereunder will have the authority to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. If the Annual Meeting is adjourned or postponed, a proxy will remain valid and may be voted at the adjourned or postponed meeting. A stockholder will be able to revoke his or her proxy until it is voted. As of the date of printing of this Proxy Statement, the Corporation does not know of any other matters that are to be presented at the Annual Meeting other than the election of directors, the approval of the 2005 Stock Incentive Plan and the approval of the Bonus Plans.
      Stockholders may revoke proxies (including an Internet or telephone vote) at any time to the extent they have not been exercised by giving written notice to the Corporation or by a later executed proxy via the Internet, by telephone or by mail. Attendance at the Annual Meeting will not automatically revoke a proxy, but a stockholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitations may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person.
Stockholders Entitled to Vote
      Only stockholders of record at the close of business on March 21, 2005 will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had outstanding 20,549,744 shares of common stock, par value $0.01 per share (the “Common Stock”), entitled to one vote per share.
Quorum; Required Vote
      A majority of the votes entitled to be cast at the Annual Meeting, represented either in person or by proxy, shall constitute a quorum with respect to the meeting. Approval of each matter specified in the notice of the meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares represented at the meeting. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owners but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count toward the quorum requirement but will not count toward the determination of whether such matters are approved or directors are elected. The Inspector of Election appointed by the Board of Directors will count the votes and ballots.
ELECTION OF DIRECTORS
      It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. As indicated below, each person nominated by the Board of Directors is an incumbent director. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors). Eleven directors have been nominated for election at the Annual Meeting.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

ROBERT E. DODS	56	1996
Mr. Dods has been a private investor since January 2003 and has served as Chairman of the Board of Directors of the Corporation since July 1998. The Chairman of the Board is not an officer or employee of the Corporation. Chief Executive Officer of the Corporation from July 1998 to January 2003. President of the Corporation from April 1996 to July 1998. Mr. Dods co-founded Racing Champions, Inc. (“RCI”), the Corporation’s predecessor, in 1989.

BOYD L. MEYER	63	1996
Mr. Meyer has been a private investor since January 2003 and has served as Vice Chairman of the Board of Directors of the Corporation since October 2000. The Vice Chairman of the Board is not an officer or employee of the Corporation. President of the Corporation from July 1998 to October 2000. Executive Vice President of the Corporation from April 1996 to July 1998. Mr. Meyer co-founded RCI in 1989.

PETER K.K. CHUNG	51	1996
Mr. Chung has been a private investor since July 2003. Mr. Chung served as President of RC2 (H.K.) Limited (“RC2 Limited”) from April 1996 to July 2003. Mr. Chung formed the predecessors to RC2 Limited in 1989 to handle the overseas operating activities of RCI.

Name, Principal Occupation for Past Five Years and Directorships	Age	Director Since

JOHN S. BAKALAR	57	1997
Mr. Bakalar has been a private investor since November 1997. From May 1993 to November 1997, Mr. Bakalar was President and Chief Operating Officer of Rand-McNally, Inc., a printing and publishing company.

JOHN J. VOSICKY	56	1997
Mr. Vosicky has been the Chief Financial Officer of BFG Technologies Inc., a marketer and distributor of graphic cards, since August 2002. Mr. Vosicky has also been the President of JAJ Financial, a financial consultant, since July 2001. From November 1985 to July 5, 2001, Mr. Vosicky was Executive Vice President and Chief Financial Officer of Comdisco Inc., a technology services company. On July 16, 2001, Comdisco, Inc. and 50 of its domestic U.S. subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Northern District of Illinois.

CURTIS W. STOELTING	45	2002
Chief Executive Officer of the Corporation since January 2003. Chief Operating Officer of the Corporation from October 2000 to January 2003. Executive Vice President of the Corporation from July 1998 to January 2003. Secretary of the Corporation from April 1996 to October 2001. Vice President — Finance and Operations of the Corporation from April 1996 to July 1998 and Vice President — Finance and Operations of RCI from 1994 to July 1998.

PAUL E. PURCELL	58	2002
President and Chief Executive Officer of Robert W. Baird & Co. Incorporated, an investment banking and brokerage firm, since January 2000. President and Chief Operating Officer of Robert W. Baird & Co. Incorporated from November 1998 until January 2000.

DANIEL M. WRIGHT	67	2003
Mr. Wright has been a private investor since August 1998. From March 1968 until August 1998, Mr. Wright was an audit partner and manager with Arthur Andersen LLP, an independent public accounting firm.

THOMAS M. COLLINGER	52	2003
Associate Professor, The Medill Graduate School of Northwestern University, since January 1998. Mr. Collinger has also served as President of the TC Group, a marketing consulting firm, since May 1998.
RICHARD E. ROTHKOPF	60	2003
Executive Vice President of the Corporation since March 2003 and Chairman of Learning Curve International, Inc. (“Learning Curve”) since October 1993. Chief Executive Officer of Learning Curve from October 1993 until March 2003.

MICHAEL J. MERRIMAN, Jr.	48	2004
Mr. Merriman has been a private investor since April 2004. Mr. Merriman was the Chief Executive Officer, President and a director of Royal Appliance Manufacturing Co., a developer, assembler and marketer of a full line of cleaning products for home and commercial use, from May 1992 until April 2004.

DIRECTORS MEETINGS AND COMMITTEES
      The Board of Directors has an Audit Committee, a Nominating and Corporate Governance Committee and a Compensation Committee. The Board of Directors held five meetings in 2004, and all incumbent directors attended at least 75% of the meetings of the Board and the committees thereof of which they were a member, except for Mr. Chung.

      The Board’s Audit Committee is comprised of Messrs. Bakalar, Wright and Vosicky (Chairman). The Audit Committee is responsible for assisting the Board of Directors with oversight of (1) the integrity of the Corporation’s financial statements, (2) the Corporation’s compliance with legal and regulatory requirements, (3) the independent auditor’s qualifications and independence and (4) the performance of the Corporation’s internal accounting function and independent auditors. The Audit Committee has the direct authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors, and is an “audit committee” for purposes of Section 3(a)(58)(A) of the Securities Exchange Act of 1934. The Audit Committee held four meetings in 2004.
      The Board’s Nominating and Corporate Governance Committee is comprised of Messrs. Collinger (Chairman), Merriman and Wright. The Nominating and Corporate Governance Committee is responsible for assisting the Board of Directors by identifying individuals qualified to become members of the Board of Directors and its committees, recommending to the Board of Directors nominees for the annual meeting of stockholders, developing and recommending to the Board of Directors a set of corporate governance principles applicable to the Corporation and assisting the Board of Directors in assessing director performance and the effectiveness of the Board of Directors. The Nominating and Corporate Governance Committee held four meetings in 2004.
      The Board’s Compensation Committee is comprised of Messrs. Bakalar (Chairman), Wright and Vosicky. The Compensation Committee, in addition to such other duties as may be specified by the Board, determines the compensation levels of the Corporation’s Chief Executive Officer and other executive officers, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, noncash perquisites and other forms of compensation, reviews and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans, and reviews and makes recommendations to the Board with respect to the compensation of outside directors. The Compensation Committee also administers the Corporation’s Stock Incentive Plan originally adopted in 1997 (the “1997 Stock Incentive Plan”) and the Corporation’s Employee Stock Purchase Plan. The Compensation Committee held four meetings in 2004.
CORPORATE GOVERNANCE MATTERS
      The Corporation is committed to establishing and maintaining high standards of corporate governance, which are intended to serve the long-term interests of the Corporation and its stockholders. The Board of Directors has adopted Corporate Governance Guidelines which can be found on the Corporation’s website at www.rc2corp.com.
Director Independence
      The Corporation’s Board of Directors has reviewed the independence of the nominees for election to the Board at the Annual Meeting under the applicable standards of the Nasdaq Stock Market. Based on this review, the Board of Directors determined that each of John S. Bakalar, John J. Vosicky, Paul E. Purcell, Daniel M. Wright, Thomas M. Collinger and Michael J. Merriman, Jr. is independent under those standards. These independent directors constitute a majority of the nominees for election to the Board of Directors at the Annual Meeting.
Director Nominations
      The Corporation has a standing Nominating and Corporate Governance Committee. The Corporation has placed a current copy of the charter of the Nominating and Corporate Governance Committee on its web site located at www.rc2corp.com. Based on the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors has determined that each member of the Nomination and Corporate Governance Committee is independent under the applicable standards of the Nasdaq Stock Market.
      The Nominating and Corporate Governance Committee will consider director nominees recommended by stockholders. A stockholder who wishes to recommend a person or persons for consideration as a nominee for election to the Board of Directors must send a written notice by mail, c/o Secretary, RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523, that sets forth: (1) the name, address (business and residence), date of birth and principal occupation or employment (present and for the past five years) of each person whom the stockholder proposes to be considered as a nominee; (2) the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by each such proposed nominee;

(3) any other information regarding such proposed nominee that would be required to be disclosed in a definitive proxy statement to stockholders prepared in connection with an election of directors pursuant to section 14(a) of the Securities Exchange Act of 1934; and (4) the name and address (business and residential) of the stockholder making the recommendation and the number of shares of the Common Stock beneficially owned (as defined by section 13(d) of the Securities Exchange Act of 1934) by the stockholder making the recommendation. The Corporation may require any proposed nominee to furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Corporation. Stockholder recommendations will be considered only if received no less than 120 days nor more than 150 days before the date of the proxy statement sent to stockholders in connection with the previous year’s annual meeting of stockholders.
      The Nominating and Corporate Governance Committee will consider any nominee recommended by a stockholder in accordance with the preceding paragraph under the same criteria as any other potential nominee. The Nominating and Corporate Governance Committee believes that a nominee recommended for a position on the Corporation’s Board of Directors must have an appropriate mix of director characteristics, experience, diverse perspectives and skills. Qualifications of a prospective nominee that may be considered by the Nominating and Corporate Governance Committee include:

•	personal integrity and high ethical character;

•	professional excellence;

•	accountability and responsiveness;

•	absence of conflicts of interest;

•	fresh intellectual perspectives and ideas; and

•	relevant expertise and experience and the ability to offer advice and guidance to management based on that expertise and experience.
      Richard E. Rothkopf was appointed as a director in March 2003 in connection with the Corporation’s acquisition of Learning Curve pursuant to the Agreement and Plan for Merger, dated as of February 3, 2003, among the Corporation, Learning Curve and certain of the Corporation’s subsidiaries.
Communications between Stockholders and the Board of Directors
      The Corporation has placed on its web site located at www.rc2corp.com a description of the procedures for stockholders to communicate with the Board of Directors, a description of the Corporation’s policy for its directors and nominee directors to attend the Annual Meeting and the number of directors who attended last year’s annual meeting of stockholders.
Code of Business Ethics
      The Corporation has adopted a Code of Business Ethics that applies to all of the Corporation’s employees, including the Corporation’s principal executive officer, principal financial officer and principal accounting officer. A copy of the Code of Business Ethics is available on the Corporation’s corporate web site which is located at www.rc2corp.com. The Corporation also intends to disclose any amendments to, or waivers from, the Code of Business Ethics on its corporate web site.
AUDIT COMMITTEE MATTERS
Report of the Audit Committee
      The Audit Committee is comprised of three members of the Corporation’s Board of Directors. Based on the review described under “Corporate Governance Matters — Director Independence,” the Board has determined that each member of the Audit Committee is independent as defined in the applicable standards of the Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”). The duties and responsibilities of the Audit Committee are set forth in the Audit Committee charter, which was last amended by the Board of Directors in

February 2004. The full text of the Audit Committee’s charter as amended was attached as Annex A to the Corporation’s proxy statement for the 2004 Annual Meeting of Stockholders.
      The Audit Committee has:

•	reviewed and discussed the Corporation’s audited financial statements for the fiscal year ended December 31, 2004, with the Corporation’s management and with the Corporation’s independent auditors;

•	discussed with the Corporation’s independent auditors the matters required to be discussed by SAS 61 (Codification for Statements on Auditing Standards); and

•	received and discussed the written disclosures and the letter from the Corporation’s independent auditors required by Independence Standards Board Statement No. 1 (Independence discussions with Audit Committees).
      Based on such review and discussions with management and the independent auditors, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC.

AUDIT COMMITTEE:

Daniel M. Wright
John S. Bakalar
John J. Vosicky (Chairman)
Fees of Independent Registered Public Accounting Firm
      The following table summarizes the fees the Corporation was billed for audit and non-audit services rendered by the Corporation’s independent auditors, KPMG LLP, during 2004 and 2003:

Service Type	2004	2003

Audit Fees(1)	$961,286	$374,641
Audit-Related Fees(2)	2,811	3,040
Tax Fees(3)	83,458	59,599
All Other Fees	—	—

Total Fees Billed	$1,047,555	$437,280

(1)	Includes fees for professional services rendered in connection with the audit of the Corporation’s financial statements for the fiscal years ended December 31, 2004 and December 31, 2003; the audit of the effectiveness of the Corporation’s internal control over financial reporting as of December 31, 2004; the reviews of the financial statements included in each of the Corporation’s quarterly reports on Form 10-Q during those fiscal years; and consents and assistance with documents filed by the Corporation with the SEC, including the Corporation’s SEC registration statement for the Corporation’s public offering in 2004.

(2)	For 2003, consists of fees for consultation regarding the Corporation’s Sarbanes-Oxley compliance efforts. For 2004, consists of fees for consultation regarding certain foreign statutory aspects of one of the Corporation’s current year acquisitions.

(3)	Primarily consists of fees for the preparation of statutory tax returns and other tax assistance in foreign jurisdictions.
      The Audit Committee of the Board of Directors of the Corporation considered that the provision of the services and the payment of the fees described above are compatible with maintaining the independence of KPMG LLP.
      The Audit Committee is responsible for reviewing and pre-approving any non-audit services to be performed by the Corporation’s independent auditors. The Audit Committee has delegated its pre-approval authority to the Chairman of the Audit Committee to act between meetings of the Audit Committee. Any pre-approval given by the Chairman of the Audit Committee pursuant to this delegation is presented to the full Audit Committee at its next regularly scheduled meeting. The Audit Committee or Chairman of the Audit Committee reviews and, if appropriate, approves non-audit service engagements, taking into account the proposed scope of the non-audit services, the proposed fees for the non-audit services, whether the non-audit services are permissible under applicable law or regulation and the likely impact of the non-audit services on the independence of the independent auditors.
      Since the effective date of the SEC rules requiring pre-approval of non-audit services on May 6, 2003, each new engagement of the Corporation’s independent auditors to perform non-audit services has been approved in advance by the Audit Committee or the Chairman of the Audit Committee pursuant to the foregoing procedures.
Audit Committee Financial Expert
      The Corporation’s Board of Directors has determined that two of the members of the Audit Committee, John J. Vosicky and Daniel M. Wright, qualify as “audit committee financial experts” as defined by the rules of the SEC based on their work experience and education.
COMPENSATION OF DIRECTORS
      Effective April 4, 2005, as part of a comprehensive review of the Corporation’s compensation programs and plans for the Corporation’s Chief Executive Officer, President and Chief Financial Officer, the Managing Director of RC2 Limited and the Corporation’s outside directors, the Board of Directors approved an Outside Director Compensation Plan that provides compensation to directors who are not officers or employees of the Corporation or any of its subsidiaries (the “Outside Directors”). Directors who are not Outside Directors receive no additional compensation for services as members of either the Board of Directors or committees thereof. The plan continues the prior level of retainer fees for Outside Directors and adds a long-term incentive component in the form of stock options. The amount of retainer fees for Outside Directors continues to be $25,000 per year plus an additional $5,000 per year for each committee that an Outside Director chairs. The fees are paid quarterly either in the form of cash or stock options, at the election of the Outside Director.
      For the new stock option component under the plan, each Outside Director will receive stock options with a value of $20,000 per year determined based upon the Black Scholes valuation method or another appropriate valuation method, which will be granted quarterly. Additional options to purchase 100 shares will be granted annually for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. However, in no event will the number of these stock options granted to any individual Outside Director in any fiscal year exceed 20,000.
      During 2004, certain Outside Directors were issued stock options pursuant to elections to receive fees in the form of options. In February 2004, the Corporation issued 1,447 stock options to each of Mr. Vosicky and Mr. Bakalar, 1,206 stock options to Mr. Purcell and 955 stock options to Mr. Collinger at an exercise price of $24.78 per share. In April 2004, the Corporation issued 348 stock options to each of Mr. Bakalar and Mr. Collinger and 274 stock options to Mr. Purcell at an exercise price of $28.87 per share. In July 2004, the Corporation issued 305 stock options to each of Mr. Bakalar and Mr. Collinger and 241 stock options to Mr. Purcell at an exercise price of $34.65 per share. In October 2004, the Corporation issued 329 stock options to each of Mr. Bakalar and Mr. Collinger and 260 stock options to Mr. Purcell, at an exercise price of $33.84 per share.
      Mr. Dods made personal use of the Corporation’s airplane which resulted in incremental operating costs of $12,100 to the Corporation for 2004. Mr. Dods’ personal use of the Corporation’s airplane is subject to income tax in accordance with applicable regulations.

EXECUTIVE OFFICERS
      The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officers of the Corporation who are not nominees for directors:

Name	Age	Current Position	Other Positions

Peter J. Henseler	46	President of the Corporation since October 2002	Executive Vice President- Sales and Marketing from March 1999 to October 2002. Senior Vice President — Sales and Marketing from July 1998 to March 1999.
Jody L. Taylor	36	Chief Financial Officer and Secretary since October 2001	Senior Vice President — Finance from October 2000 to October 2001. Vice President — Finance from June 1998 to October 2000. Assistant Secretary from July 1998 to October 2001.
John Walter Lee II	57	Executive Vice President since March 2003 and President of Learning Curve since February 1993
Thomas Lowe	45	Executive Vice President since June 2004	President and Chief Executive Officer of Playing Mantis, Inc. from January 1994 to June 2004. The Corporation acquired Playing Mantis, Inc. in June 2004.
Helena Lo	45	Executive Vice President of the Company and Managing Director of RC2 Limited since April 2005	Managing Director of RC2 Limited from October 2000 to April 2005. Vice President of Finance and Administration of RC2 Limited from January 1999 to October 2000. Finance and Administration Manager of RC2 Limited from February 1996 to January 1999.

SECURITY OWNERSHIP
      The following table sets forth information regarding the beneficial ownership of shares of Common Stock as of February 25, 2005 by (1) each director and named executive officer (as defined below), (2) all directors and executive officers as a group, and (3) each person or other entity known by the Corporation to beneficially own more than 5% of the outstanding Common Stock.
      The following table is based on information supplied to the Corporation by the directors, officers and stockholders described above. The Corporation has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of February 25, 2005 are treated as outstanding and beneficially owned by the option holder for the purpose of computing the percentage ownership of the option holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The table lists applicable percentage ownership based on 20,480,886 shares outstanding as of February 25, 2005.
      Unless otherwise indicated, the address for each person listed below is 1111 West 22nd Street, Oak Brook, Illinois 60523.

	Shares of	Percent of
	Common Stock	Common Stock
Name	Beneficially Owned	Beneficially Owned

Barclays Global Investors, NA(1)	1,535,552	7.5
Royce & Associates, LLC(2)	1,205,520	5.9
FMR Corp.(3)	1,178,061	5.8
Burgundy Asset Management Ltd.(4)	1,152,060	5.6
Robert E. Dods(5)	508,450	2.5
Boyd L. Meyer(6)	555,450	2.7
Peter K.K. Chung(7)	552,451	2.7
Curtis W. Stoelting(8)	402,817	1.9
John S. Bakalar(9)	60,763	*
John J. Vosicky(10)	39,447	*
Paul E. Purcell(11)	13,744	*
Daniel M. Wright	3,000	*
Thomas M. Collinger(12)	2,271	*
Richard E. Rothkopf(13)	104,552	*
Michael J. Merriman, Jr.	—	—
Peter J. Henseler(14)	199,335	1.0
Jody L. Taylor(15)	47,247	*
John Walter Lee II(16)	40,395	*
All directors and executive officers as a group (16 persons)(17)	2,669,888	12.7

*	Denotes less than 1%.

(1)	Certain entities affiliated with Barclays Global Investors, NA (“BGI”) filed a Schedule 13G dated February 13, 2004, as amended as of February 14, 2005, reporting that as of December 31, 2004, such entities collectively beneficially owned 1,535,552 shares of Common Stock with sole voting power over 1,420,989 shares of Common Stock and sole investment power over 1,535,552 shares of Common Stock. BGI’s address is 45 Fremont Street, San Francisco, California 94105.

(2)	Royce & Associates, LLC (“Royce”) filed a Schedule 13G dated February 5, 2004, as amended as of February 2, 2005, reporting that as of December 31, 2004, Royce beneficially owned 1,205,520 shares of

Common Stock, with sole voting and investment power over all such shares of Common Stock. Royce’s address is 1414 Avenue of the Americas, New York, New York 10019.

(3)	FMR Corp. and certain of its affiliates (collectively, “FMR”) filed a Schedule 13G dated February 14, 2005, reporting that as of December 31, 2004 FMR beneficially owned 1,178,061 shares of Common Stock. Certain affiliates of FMR are registered investment advisors and, accordingly, may be deemed to share voting and/or investment control over the shares of Common Stock with their clients. FMR’s address is 82 Devonshire Street, Boston, Massachusetts 02109.

(4)	Burgundy Asset Management Ltd. (“Burgundy”) filed a Schedule 13G dated February 10, 2005, reporting that it was the beneficial owner of 1,152,060 shares of Common Stock, with sole voting and investment power over all of such shares. Burgundy’s address is 181 Bay Street, Suite 4510, Toronto, Ontario M5J 2T3.

(5)	Represents 508,450 shares of Common Stock held by a trust for which Mr. Dods’ brother serves as trustee.

(6)	Represents 243,798 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, and 311,652 shares of Common Stock held by a revocable trust for which Mr. Meyer serves as trustee.

(7)	Represents shares of Common Stock held by corporations controlled by Mr. Chung.

(8)	Includes (a) 3,200 shares of Common Stock held with Mr. Stoelting’s wife as joint tenants, (b) 241,449 shares of Common Stock subject to stock options and (c) 3,551 shares of Common Stock purchased pursuant to the Corporation’s Employee Stock Purchase Plan.

(9)	Includes 40,763 shares of Common Stock subject to stock options.

(10)	Includes 36,447 shares of Common Stock subject to stock options.

(11)	Includes 3,744 shares of Common Stock subject to stock options.

(12)	Includes 2,271 shares of Common Stock subject to stock options.

(13)	Includes 4,000 shares of Common Stock subject to stock options and 552 shares of Common Stock purchased pursuant to the Corporation’s Employee Stock Purchase Plan.

(14)	Includes 175,152 shares of Common Stock subject to stock options.

(15)	Includes (a) 46,947 shares of Common Stock subject to stock options and (b) 300 shares of Common Stock purchased pursuant to the Corporation’s Employee Stock Purchase Plan.

(16)	Includes (a) 36,395 shares of Common Stock held by a revocable trust for which Mr. Lee serves as trustee and (b) 4,000 shares of Common Stock subject to stock options.

(17)	Includes (a) 508,450 shares of Common Stock held by a trust for which Mr. Dods’ brother serves as trustee; (b) 243,798 shares of Common Stock held by the Meyer Family Limited Partnership, for which Mr. Meyer serves as a general partner and shares voting and investment power with members of his immediate family who are the other general partners, and 311,652 shares of Common Stock held by a revocable trust for which Mr. Meyer serves as trustee, (c) 552,451 shares of Common Stock held by corporations controlled by Mr. Chung, (d) 4,403 shares of Common Stock purchased under the Corporation’s Employee Stock Purchase Plan, (e) 598,351 shares of Common Stock subject to stock options, (f) 36,395 shares of Common Stock held by a revocable trust for which Mr. Lee serves as trustee and (g) 91,388 shares of Common Stock held by a corporation controlled by Thomas Lowe.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
      Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the SEC initial reports of beneficial ownership on Form 3 and reports of changes in beneficial ownership of the Corporation’s equity securities on Form 4 or 5. The rules promulgated by the SEC under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the SEC pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation’s directors and executive officers that no forms were required to be filed, all directors, executive officers and 10% stockholders have filed with the SEC on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except Mr. Lowe filed a Form 3 report on September 1, 2004 reporting his appointment as an executive officer of the Corporation effective June 4, 2004; Messrs. Bakalar, Collinger, Purcell, and Vosicky filed Form 4 reports on April 7, 2004 reporting option grants occurring on April 2, 2004; and Messrs. Bakalar, Collinger, Purcell, Vosicky, Stoelting, Henseler, Rothkopf and Lee and Ms. Taylor filed Form 4 reports on April 2, 2004 reporting option grants occurring on February 24, 2004.

PERFORMANCE GRAPH
      The chart below shows a comparison of the cumulative return since January 1, 2000 had $100 been invested at the close of business on December 31, 1999 in each of the Common Stock, the Nasdaq Composite Index (all issuers), and a peer group constructed by the Corporation comprised of the following publicly traded producers and distributors of toys, collectibles or infant products: Action Performance Companies, Inc., Department 56, Inc., Enesco Group, Inc., Hasbro, Inc., Marvel Enterprises, Inc., Mattel, Inc., Russ Berrie & Co., Boyd’s Collection Ltd., Jakks Pacific, Inc. and Zindart Limited (the “Peer Group”).
CUMULATIVE TOTAL RETURN COMPARISON*
The Corporation versus Nasdaq Composite Index and the Peer Group

	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04

RC2**	100	25	277	307	469	734
Nasdaq Composite Index	100	63	50	35	53	57
The Peer Group	100	86	114	114	139	139

*	Total return assumes reinvestment of dividends.

**	The closing price of the Common Stock on December 31, 1999 was $4.44, the closing price on December 29, 2000 was $1.12, the closing price on December 31, 2001 was $12.30, the closing price on December 31, 2002 was $13.65, the closing price on December 31, 2003 was $20.83 and the closing price on December 31, 2004 was $32.60.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
      The responsibilities of the Corporation’s Compensation Committee, which is comprised of three members of the Board of Directors, include determining compensation levels for the Corporation’s Chief Executive Officer and the Corporation’s other executive officers and reviewing and recommending to the Board of Directors incentive compensation plans and arrangements. Based on the review described under “Corporate Governance Matters — Director Independence,” the Board of Directors determined that each member of the Compensation Committee is independent under the applicable standards of the Nasdaq Stock Market.
      The objectives of the Compensation Committee in establishing compensation arrangements for executive officers are to: (1) attract and retain key executives who are important to the continued success of the Corporation through competitive compensation arrangements; and (2) provide strong financial incentives, at reasonable cost to the stockholders, for performance. For executive officers, the primary components of the Corporation’s compensation program continue to be (1) base salary, (2) annual incentive compensation bonuses and (3) long-term incentive compensation in the form of stock options.
      During 2004, the Compensation Committee engaged an independent compensation consultant (the “Consultant”) to assist in conducting a comprehensive review of the Corporation’s compensation programs and plans for the Corporation’s Chief Executive Officer, President and Chief Financial Officer, the Managing Director of RC2 Limited and the Corporation’s outside directors. The Board of Directors and the Compensation Committee discussed the results and recommendations of this review at meetings held in October 2004 and February 2005 and subsequently formally approved matters relating to the compensation programs and plans for the Corporation’s Chief Executive Officer, President and Chief Financial Officer, the Managing Director of RC2 Limited and the Corporation’s outside directors. As part of its determinations regarding compensation for the Corporation’s Chief Executive Officer, President and Chief Financial Officer and the Managing Director of RC2 Limited, both the Board of Directors and the Compensation Committee reviewed “tally sheets” showing the total dollar value of the various elements of management compensation. The Compensation Committee also reviewed surveys prepared by the Consultant of compensation for an industry-based peer group of the companies used in the Performance Graph on page 12 and a performance peer group of companies with similar market capitalization, net sales and net income as the Corporation. The results of this compensation review include new employment agreements and bases salaries for the Corporation’s Chief Executive Officer, President and Chief Financial Officer and the Managing Director of RC2 Limited as described in the report below and in “Executive Compensation — Employment Agreements,” the 2005 Stock Incentive Plan submitted for approval of stockholders at the Annual Meeting as described under “Approval of 2005 Stock Incentive Plan” below, the Bonus Plans submitted for approval of stockholders at the Annual Meeting as described under “Approval of Incentive Bonus Plans” below and the adoption of the RC2 Corporation Outside Director Compensation Plan as described under “Director Compensation” above.
      Base Salaries. The base salaries of the Corporation’s executive officers have been set by their respective employment agreements. Each of the employment agreements provides that the Corporation may increase the executive officer’s base salary throughout the term or any renewal term of the agreement. The 2004 base salaries for Messrs. Stoelting and Henseler and Ms. Taylor were established when they entered into employment agreements in July 2002. These base salaries were set at amounts slightly below the average salaries in both a survey of ten peer group companies and an industry-wide survey of over 1,500 public companies reviewed by the Compensation Committee in 2002. The companies in the peer group survey overlap but are not identical to the companies in the Peer Group used in the Performance Graph on page 12. The 2004 base salaries for Messrs. Rothkopf and Lee were established when they entered into employment agreements in March 2003 in connection with the Corporation’s acquisition of Learning Curve International, Inc., and the 2004 base salary for Thomas Lowe was established when he entered into an employment agreement in June 2004 in connection with the Corporation’s acquisition of Playing Mantis, Inc.

      Effective April 4, 2005, the Company entered into new employment agreements with Curtis W. Stoelting, Peter J. Henseler, Jody L. Taylor and Helena Lo. Ms. Lo was appointed as Executive Vice President of the Company effective April 4, 2005, and therefore became an executive officer of the Company on that date. These new employment agreements are summarized below under the caption “Executive Compensation — Employment Agreements.” These employment agreements reflect new salaries approved by the Compensation Committee as part of its comprehensive review of the Corporation’s compensation programs and plans for those executive officers. In general, the new base salaries have been set at or below the median of the peer group and industry surveys prepared by the Consultant. The following table sets forth the new base salary levels for these executive officers as well as their base salary levels in 2004:

Name and Position	New Base Salary	2004 Base Salary

Curtis W. Stoelting, Chief Executive Officer	$425,000	$350,000
Peter J. Henseler, President	$425,000	$350,000
Jody L. Taylor, Chief Financial Officer and Secretary	$230,000	$160,000
Helena Lo, Executive Vice President and Managing Director of RC2 Limited	$230,000	$150,000
      Incentive Bonuses. Executive officers and other full-time employees are eligible to receive annual incentive bonuses. The purpose of the Corporation’s bonus program is to provide incentive compensation in a form which relates the financial reward to an increase in the value of the Corporation to its stockholders. The bonus program provides that a bonus pool will be determined based on achieving pre-determined goals as well as individual contributions. The bonus targets are generally determined for executive officers and other full-time employees based on a percentage of each individual’s base salary. For executive officers, 25% of the target amount could be earned for achieving thresholds based on each of the Company’s consolidated net sales, trading margin and earnings before interest and taxes (EBIT). The final 25% of the target amount is a discretionary component. For 2004, the threshold net sales, trading margin and EBIT targets were not met. However, the Compensation Committee decided to award discretionary bonuses of between 25% to 28% of the target bonus amounts for executive officers based on significant progress by the Company in a number of areas during 2004, including the successful completion of the Playing Mantis and The First Years acquisitions, progress in integrating the acquisitions and the successful completion of the Company’s public offering in August 2004. The following tables sets forth the bonus amounts for 2004 to the Company’s executive officers:

Name	2004 Bonus Award

Curtis W. Stoelting	$87,500
Peter J. Henseler	$87,500
Richard E. Rothkopf	$75,000
John W. Lee II	$50,000
Jody L. Taylor	$45,000
Helena Lo	$45,000
Thomas Lowe	—
      As a result of the comprehensive review of the Corporation’s compensation programs and plans for the Corporation’s Chief Executive Officer, President and Chief Financial Officer and the Managing Director of RC2 Limited, the Corporation’s Board of Directors has submitted for approval of stockholders at the Annual Meeting the Bonus Plans. If the Bonus Plans are approved at the Annual Meeting, they will be effective for performance in 2005. The Bonus Plans are summarized in the section titled “Approval of Incentive Bonus Plans” below.
      Stock Options. In 1997, the Corporation established the 1997 Stock Incentive Plan. The 1997 Stock Incentive Plan authorizes the Compensation Committee to grant stock options to officers and other key employees. In determining the total size of the option grants, the Compensation Committee considers various factors such as the outstanding number of options, the amount of additional options available under the 1997 Stock Incentive Plan and the percent of the outstanding Common Stock represented by outstanding options. In determining the size of the option grant to each proposed recipient, the Compensation Committee considers the level of responsibility of the proposed recipient, the recipient’s performance and the existing option holdings of the proposed recipient, including the expiration, exercise and vesting of such options. Based on this review, in February 2004, the Compensation Committee granted each of Messrs. Stoelting and Henseler options to purchase 40,000 shares of Common Stock, Ms. Taylor and each of Messrs. Rothkopf and Lee options to purchase 20,000 shares of Common Stock and Ms. Lo options to purchase 24,750 shares of Common Stock. All of the options granted to the executive officers in 2004 have an exercise price of $24.78 per share, vest pro rata over a five-year period and expire on February 24, 2014.
      In August 2004, Messrs. Stoelting and Henseler and Ms. Taylor exercised reload stock options originally granted to these executive officers on June 11, 1997 under the 1997 Stock Incentive Plan. The proposed 2005 Stock Incentive Plan will not authorize the grant of reload options. Upon exercise of the reload options, Mr. Stoelting received options to purchase 13,321 shares of Common stock, Mr. Henseler received options to purchase 10,730 shares of Common Stock and Ms. Taylor received options to purchase 1,905 shares of Common Stock. All of these options have an exercise price of $31.655 per share, are immediately exercisable and expire on June 11, 2007.
      Pursuant to the new employment agreements entered into effective April 4, 2005, with each of Messrs. Stoelting and Henseler, each such executive officer will receive a minimum annual grant of stock options to purchase 50,000 shares of Common Stock plus an additional 2,500 shares for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. Pursuant to the new employment agreements entered into effective April 4, 2005, with each of Ms. Taylor and Ms. Lo, each such executive officer will receive a minimum annual grant of stock options to purchase 20,000 shares of Common Stock plus an additional 1,000 shares for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. In no event will the total number of options granted to any of these executive officers in any fiscal year exceed 100,000 shares.
      As a result of the comprehensive review of the Corporation’s compensation programs and plans for the Corporation’s Chief Executive Officer, President and Chief Financial Officer, the Managing Director of RC2 Limited and the Corporation’s outside directors, the Corporation’s Board of Directors has submitted the 2005 Stock Incentive Plan for approval of stockholders at the Annual Meeting. Upon approval of the 2005 Stock Incentive Plan by stockholders at the Annual Meeting, the 1997 Stock Incentive Plan will become dormant and no further options will be issued under the 1997 Stock Incentive Plan. The 2005 Stock Incentive Plan authorizes the issuance of 1,200,000 shares of Common Stock. The 2005 Stock Incentive Plan is summarized in the section titled “Approval of 2005 Stock Incentive Plan” below.
      Compensation of the Chief Executive Officer. During 2004, Mr. Stoelting received a base salary of $350,000 as provided in his employment agreement. This base salary was set when Mr. Stoelting entered into his employment agreement in July 2002. Mr. Stoelting’s base salary was set based on the compensation surveys and other criteria described above, including the recognition of Mr. Stoelting’s increased responsibilities as Chief Executive Officer. Mr. Stoelting’s incentive bonus target was set at $350,000 for 2004, which represents 100% of his base salary. As noted above, the performance targets under the Corporation’s incentive bonus program were not met, but the Compensation Committee decided to award a discretionary bonus of $87,500 to Mr. Stoelting. Mr. Stoelting was awarded stock options under the 1997 Stock Incentive Plan in 2004 based on a determination that was the same for all other participants in the 1997 Stock Incentive Plan, including Mr. Stoelting’s performance, Mr. Stoelting’s level of responsibility and the existing option holdings of Mr. Stoelting. As noted above, effective April 4, 2005, the Corporation entered into a new employment agreement with Mr. Stoelting reflecting a new base salary and a formula for future option grants.

      Section 162(m) Considerations. Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to a public corporation for non-performance-based compensation over $1,000,000 paid for any fiscal year to each of the individuals who were, at the end of the fiscal year, the corporation’s chief executive officer and the four other most highly compensated executive officers. Through the end of 2004, the Corporation does not believe that any of the compensation paid to its executive officers exceeded the limit on deductibility in Section 162(m). The Corporation’s new incentive plans, the 2005 Stock Incentive Plan and the Bonus Plans, are intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, including the requirement that such plans be approved by the Corporation’s stockholders. As a result, once these plans are approved by stockholders at the Annual Meeting, the Corporation believes that awards under these plans will satisfy the requirements for “performance-based compensation” under Section 162(m) and, accordingly, will not count against the $1,000,000 limit and will be deductible by the Corporation. Other compensation paid or imputed to individual executive officers covered by Section 162(m) may not satisfy the requirements for “performance-based compensation” and may cause non-performance-based compensation to exceed the $1,000,000 limit, and would then not be deductible by the Corporation to the extent in excess of the $1,000,000 limit. Although the Compensation Committee designs certain components of executive compensation to preserve income tax deductibility, it believes that it is not in the stockholders’ interest to restrict the Compensation Committee’s discretion and flexibility in developing appropriate compensation programs and establishing compensation levels and, in some instances, the Compensation Committee may approve compensation that is not fully deductible.

COMPENSATION COMMITTEE:

John S. Bakalar (Chairman)
John J. Vosicky
Daniel M. Wright

EXECUTIVE COMPENSATION
Cash Compensation
      The table which follows sets forth certain information for the years indicated below concerning the compensation paid by the Corporation to the person who served as the Corporation’s Chief Executive Officer in fiscal 2004 and the four other most highly compensated executive officers in fiscal 2004 (collectively, the “named executive officers”):
Summary Compensation Table

						Long-Term
						Compensation
		Annual Compensation
						Securities
	Fiscal			Other Annual		Underlying	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Compensation(2)		Options (#)	Compensation

Curtis W. Stoelting,	2004	$350,000	$87,500	$—		53,321	$13,788	(4)
Chief Executive Officer	2003	350,000	120,750	3,405	(3)	35,000	14,798	(4)
	2002	300,000	364,176	3,774	(5)	—	14,678	(4)
Peter J. Henseler,	2004	350,000	87,500	—		50,730	18,133	(6)
President	2003	350,000	120,750	3,405	(3)	35,000	19,462	(6)
	2002	300,000	364,176	3,774	(5)	—	19,172	(6)
Jody L. Taylor,	2004	160,000	45,000	—		21,905	11,006	(7)
Chief Financial Officer	2003	160,000	42,000	2,043	(3)	16,000	8,931	(7)
and Secretary	2002	160,000	170,504	899	(5)	—	8,702	(7)
Richard E. Rothkopf,	2004	200,000	75,000	—		20,000	—
Executive Vice	2003	171,154	76,841	—		—	—
President(8)
John Walter Lee II,	2004	300,000	50,000	—		20,000	19,146	(9)
Executive Vice	2003	250,000	43,909	—		—	3,775	(9)
President(8)

(1)	Consists of amounts earned by Mr. Stoelting, Mr. Henseler, Ms. Taylor, Mr. Rothkopf and Mr. Lee pursuant to the Corporation’s bonus program.

(2)	Perquisites that do not exceed the lower of $50,000 or 10% of salary and bonus in the aggregate in any year for a named executive officer are not disclosed in the table in accordance with SEC rules.

(3)	With respect to the sale by the Corporation on February 25, 2003 of 2,500 shares of Common Stock to Mr. Stoelting, 2,500 shares of Common Stock to Mr. Henseler and 1,500 share of Common Stock to Ms. Taylor, consists of the aggregate difference of (a) the last sales price of the Common Stock on February 25, 2003 minus (b) the price paid by the respective named executive officer to purchase such shares.

(4)	For 2002, consists of premiums of $9,178 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $5,500 of matching contributions under the RC2 Corporation Savings Plan. For 2003, consists of premiums of $8,798 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan. For 2004, consists of premiums of $7,288 paid by the Corporation for term life insurance and disability insurance under which Mr. Stoelting is the beneficiary and $6,500 of matching contributions under the RC2 Corporation Savings Plan.

(5)	With respect to the sale by the Corporation on April 3, 2002 of 1,700 shares of Common Stock to Mr. Stoelting, 1,700 shares of Common Stock to Mr. Henseler and 405 shares of Common Stock to Ms. Taylor, consists of the aggregate difference of (a) the last sales price of the Common Stock on April 3, 2002 minus (b) the price paid by the respective named executive officer to purchase such shares.

(6)	For 2002, consists of $13,672 of premiums paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $5,500 of matching contributions under the RC2 Corporation Savings Plan. For 2003, consists of $13,462 of premiums paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan. For 2004, consists of $11,633 of premiums paid by the Corporation for term life insurance and disability insurance under which Mr. Henseler is the beneficiary and $6,500 of matching contributions under the RC2 Corporation Savings Plan.

(7)	For 2002, consists of $3,202 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $5,500 of matching contributions under the RC2 Corporation Savings Plan. For 2003, consists of $2,931 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $6,000 of matching contributions under the RC2 Corporation Savings Plan. For 2004, consists of $4,506 of premiums paid by the Corporation for term life insurance and disability insurance under which Ms. Taylor is the beneficiary and $6,500 of matching contributions under the RC2 Corporation Savings Plan.

(8)	Messrs. Rothkopf and Lee joined the Corporation in March 2003.

(9)	For 2003, consists of $3,775 of matching contributions under the RC2 Corporation Savings Plan. For 2004, consists of $12,646 of premiums paid by the Corporation for term life insurance under which Mr. Lee is the beneficiary and $6,500 of matching contributions under the RC2 Corporation Savings Plan.

Stock Options
      Option Grants During 2004. The following table provides certain information regarding stock options granted to the named executive officers of the Corporation during the year ended December 31, 2004.
Option/ SAR Grants In Last Fiscal Year

					Potential Realizable
		% of Total			Value At Assumed
	Number of	Options/SARs			Annual Rates of Stock
	Securities	Granted to			Price Appreciation for
	Underlying	Employees in			Option Term ($)(3)
	Options/SARs	Fiscal Year	Exercise Price
Name	Granted (#)	(%)	($/Sh)	Expiration Date	5%	10%

Peter J. Henseler	40,000(1)	11.8	24.78	February 24, 2014	623,360	1,579,718
Peter J. Henseler	10,730(2)	3.2	31.655	June 11, 2007	50,672	106,010
Curtis W. Stoelting	40,000(1)	11.8	24.78	February 24, 2014	623,360	1,579,718
Curtis W. Stoelting	13,321(2)	3.9	31.655	June 11, 2007	62,907	131,608
Jody L. Taylor	20,000(1)	5.9	24.78	February 24, 2014	311,680	789,859
Jody L. Taylor	1,905(2)	0.6	31.655	June 11, 2007	8,996	18,821
Richard E. Rothkopf	20,000(1)	5.9	24.78	February 24, 2014	311,680	789,859
John Walter Lee II	20,000(1)	5.9	24.78	February 24, 2014	311,680	789,859

(1)	Options with respect to 20% of the underlying shares become exercisable on February 24 of each year from 2005 to 2009.

(2)	Options were immediately exercisable on August 3, 2004, the date of grant. These options were issued upon exercise of reload options originally granted to the executive officers on June 11, 1997.

(3)	The dollar amounts under these columns are the result of theoretical calculations at 5% and 10% rates set by the SEC and, therefore, are not intended to forecast possible future appreciation, if any, in the Common Stock.

      Fiscal Year-End Option Values. The following table provides certain information regarding the value of unexercised options held by the named executive officers at December 31, 2004 and the value realized upon exercise of options during 2004.
Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised	Value of Unexercised
			Options at	In-the-Money-Options at
	Shares Acquired	Value Realized	Fiscal Year-End (#)	Fiscal-Year End ($)
Name	on Exercise (#)	($)(1)	Exercisable/Unexercisable	Exercisable/Unexercisable(2)

Curtis W. Stoelting	59,473	1,394,333	234,449/118,000	6,116,252/2,211,280
Peter J. Henseler	33,000	763,682	166,152/118,000	4,121,770/2,211,280
Jody L. Taylor	38,000	992,598	42,747/47,800	935,212/791,778
Richard E. Rothkopf	—	—	—/20,000	—/156,400
John Walter Lee II	—	—	—/20,000	—/156,400

(1)	Value realized equals the market value of the Common Stock on the date of exercise, minus the exercise price, multiplied by the number of shares acquired on exercise.

(2)	Calculated based on a closing sale price of $32.60 per share on December 31, 2004.
Employment Agreements
      Effective April 4, 2005, the Corporation entered into new employment agreements with Curtis W. Stoelting, Peter J. Henseler, Jody L. Taylor and Helena Lo. Each employment agreement expires on March 31, 2008 (the “Expected Completion Date”). Pursuant to the employment agreements, Messrs. Henseler and Stoelting will each receive annual base salaries of $425,000, Ms. Taylor will receive an annual base salary of $230,000 and Ms. Lo will receive an annual base salary of $230,000. Each executive officer is entitled to participate in the Corporation’s bonus plans, stock incentive plan and employee stock purchase plan. Pursuant to the new employment agreements entered into effective April 4, 2005, with each of Messrs. Stoelting and Henseler, each such executive officer will receive a minimum annual grant of stock options to purchase 50,000 shares of Common Stock plus an additional 2,500 shares for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. Pursuant to the new employment agreements entered into effective April 4, 2005, with each of Ms. Taylor and Ms. Lo, each such executive officer will receive a minimum annual grant of stock options to purchase 20,000 shares of Common Stock plus an additional 1,000 shares for every full percentage point that the Corporation’s three-year compounded annual earnings per share growth as of the end of the prior year exceeds 25%. In no event will the total number of options granted to any of these executive officers in any fiscal year exceed 100,000 shares. Additionally, the employment agreements provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation’s other senior management. Each executive officer will also receive at the Corporation’s expense at least $2 million of life insurance coverage and disability insurance coverage up to 75% of base salary, provided that the Corporation will not be required to pay premiums in excess of $20,000 in any year for such insurance coverage for any single executive officer. Pursuant to the employment agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment (six months if employment is terminated by the Corporation after a change of control or if the employment agreement is not renewed by the Corporation after the Expected Completion Date) and has agreed to maintain the confidentiality of the Corporation’s proprietary information and trade secrets during the term of employment and for five years thereafter. The employment agreements provide that if the executive officer’s employment is terminated by the Corporation without “cause” or by the executive for “good reason,” including a failure by the Corporation to renew the employment agreement after the Expected Completion Date other than for “cause,” the executive officer will be entitled to continuation of the executive officer’s then effective base salary for two years following the date of termination plus 100% of the average annual bonus payments to the executive officer over the preceding three years, except that if such termination occurs at any time after or in anticipation of a “change of control” with respect to the Corporation, the executive officer will be entitled to a lump sum payment of three years of base salary plus 200%

of the average annual bonus payments to the executive officer over the preceding three years. The employment agreements also provide that all outstanding options held by the executive officers will immediately vest upon a change of control with respect to the Corporation.
      On March 4, 2003, the Corporation entered into separate employment agreements with Richard E. Rothkopf and John Walter Lee II. The employment agreements with Messrs. Rothkopf and Lee terminate on April 30, 2006. Pursuant to the employment agreements, Messrs. Rothkopf and Lee will receive annual base salaries of $200,000 and $300,000, respectively. Each executive officer is entitled to participate in the Corporation’s bonus plans, stock incentive plan and employee stock purchase plan. Additionally, the employment agreements also provide that the executive officer is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation’s other senior management. Pursuant to the employment agreements, each executive officer has agreed not to compete with the Corporation during employment and for a period of two years following termination of employment and has agreed to maintain the confidentiality of the Corporation’s proprietary information and trade secrets. The employment agreements provide that if the executive officer’s employment is terminated by the Corporation without “cause” or by the executive officer for “good reason,” the executive officer will be entitled to receive the greater of (i) his base salary for two years or (ii) $600,000; provided, however, if such termination or resignation occurs at any time after the occurrence of or in contemplation of a “change in control” with respect to the Corporation, then the executive officer shall be entitled to receive the greater of (i) his base salary for three years or (ii) $900,000.
      Effective June 4, 2004, the Corporation entered into an employment agreement with Thomas Lowe. The employment agreement with Mr. Lowe terminates on December 31, 2006. Pursuant to the employment agreement, Mr. Lowe will receive an annual base salary starting in 2005 of $250,000 ($145,831 for the partial 2004 year) and is entitled to participate in the Corporation’s bonus plans, stock incentive plan and employee stock purchase plan. Additionally, the employment agreement also provides that Mr. Lowe is eligible to participate in any medical, health, dental, disability and life insurance policy that is in effect for the Corporation’s other senior management. Pursuant to the employment agreement, Mr. Lowe has agreed not to compete with the Corporation during employment and for a period of one year (or in certain events for a period of eighteen months) following termination of his employment and has agreed to maintain the confidentiality of the Corporation’s proprietary information and trade secrets. The employment agreement provides that if the executive officer’s employment is terminated by the Corporation without “cause” or by the executive officer for “good reason,” the executive officer will be entitled to receive, at the Corporation’s option, his base salary for (i) one year (in which case, the covenant not to compete lasts for a one year period following the termination date) or (ii) eighteen months (in which case, the covenant not to compete lasts for eighteen months following the termination date); provided, however, if such termination or resignation occurs at any time after the occurrence of or in contemplation of a “change in control” with respect to the Corporation, then the executive officer shall be entitled to receive his base salary for two years.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
      James Chung, brother of Peter K.K. Chung, a director of the Corporation, owns 70% of one of the Corporation’s dedicated suppliers. For the year ended December 31, 2004, the Corporation purchased $7.8 million of product from this supplier. The Corporation expects to continue to make purchases from this supplier during fiscal 2005. The Corporation believes that the terms for the purchase of products from this supplier are no less favorable to the Corporation then could have been obtained from an unaffiliated party.
      Paul E. Purcell, a director of the Corporation, is the President and Chief Executive Officer of Robert W. Baird & Co. Incorporated (“Baird”), an investment banking and brokerage firm. The Corporation retained Baird during the year ended December 31, 2004 to provide merger and acquisition consulting services. Baird was also the lead underwriter in the Corporation’s public offering completed in August 2004. The Corporation has continued to retain Baird during fiscal 2005. The Corporation believes that the terms of Baird’s engagement with the Corporation were on terms no less favorable to the Corporation then could have been obtained from an unaffiliated party.
      Patrick A. Meyer and Eric L. Meyer, each of whom is a son of Boyd L. Meyer, a director of the Corporation, were employed as vice presidents of a subsidiary of the Corporation throughout 2004. Patrick A. Meyer earned aggregate salary and bonus of $127,000 for his services during the year. Eric L. Meyer earned aggregate salary and bonus of $143,000 for his services during the year.
      During 2004, the Corporation paid consulting fees of $37,723 to a not-for-profit organization for which John W. Lee II, an Executive Vice President of the Corporation, holds the positions of president, co-founder and board member. The Corporation also made a charitable contribution of $50,000 to this same organization during 2004.
      The Corporation leases office and warehouse space located in Mishawaka, Indiana from a company that is owned by Thomas Lowe, the founder of Playing Mantis who is now an Executive Vice President of the Corporation. The term of the lease is one year and will expire on June 4, 2005. The monthly rental payment per the lease agreement is $15,025.
EQUITY COMPENSATION PLAN INFORMATION
      The following table summarizes share information, as of December 31, 2004, for the Corporation’s equity compensation plans, including the 1997 Stock Incentive Plan, the Racing Champions Ertl Corporation Employee Stock Purchase Plan, the Racing Champions, Inc. 1996 Key Employees Stock Option Plan and the Wheels Sports Group, Inc. 1996 Omnibus Stock Plan. All of these plans have been approved by the Corporation’s stockholders, other than the Wheels Sports Group, Inc. 1996 Omnibus Stock Plan, which was approved by Wheels Sports Group’s stockholders and assumed by the Corporation following its acquisition of Wheels Sports Group in 1998. Both the Wheels Sports Group, Inc. 1996 Omnibus Stock Plan and the Racing Champions, Inc. 1996 Key Employees Stock Option Plan are dormant, and no future issuances are allowed under those plans. Upon approval of the 2005 Stock Incentive Plan by stockholders at the Annual Meeting, the 1997 Stock Incentive Plan will become dormant and no further options will be issued under the 1997 Stock Incentive Plan.

	Number of		Number of
	Common Shares to Be		Common Shares
	Issued Upon Exercise	Weighted-average	Available for Future
	of Outstanding	Exercise Price of	Issuance Under
	Options,	Outstanding Options,	Equity
Plan Category	Warrants and Rights	Warrants and Rights	Compensation Plans

Equity compensation plans approved by stockholders	1,549,079	$11.72	809,456
Equity compensation plans not approved by stockholders	—	—	—

Total	1,549,079	$11.72	809,456

APPROVAL OF 2005 STOCK INCENTIVE PLAN
Purpose and Effect of Proposal
      Proposed Adoption. Subject to stockholder approval, the Board of Directors has adopted and approved the 2005 Stock Incentive Plan.
      Purpose of 2005 Stock Incentive Plan. The Corporation recognizes the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to the Corporation by providing such persons with equity opportunities and performance-based incentives. The Board of Directors believes that the 2005 Stock Incentive Plan is critically important to the furtherance of these objectives. The Board of Directors also believes that, through the 2005 Stock Incentive Plan, the Corporation will be able to enhance the prospects for its business activities and objectives and more closely align the interests of those persons who provide services to the Corporation with those of the Corporation’s stockholders by offering such persons the opportunity to participate in the Corporation’s future through proprietary interests in the Corporation.
      As of March 18, 2005, a total of 79,904 shares of Common Stock remain available for future grants under the 1997 Stock Incentive Plan. If the stockholders of the Corporation approve the 2005 Stock Incentive Plan at the Annual Meeting, the 1997 Stock Incentive Plan will become dormant and no new stock options would be granted under the 1997 Stock Incentive Plan, and a total of 1,200,000 shares will be authorized for issuance under the 2005 Stock Incentive Plan. If the 2005 Stock Incentive Plan is not approved by stockholders, the 79,904 shares available as of March 18, 2005, will continue to be available for future grants under the 1997 Stock Incentive Plan.
Description of the 2005 Stock Incentive Plan
      The following description of the 2005 Stock Incentive Plan is qualified in its entirety by reference to the text of the 2005 Stock Incentive Plan, which is attached as Appendix A to this Proxy Statement.
      The Board of Directors has delegated to the Compensation Committee the authority to administer the 2005 Stock Incentive Plan. Under the 2005 Stock Incentive Plan, the Compensation Committee may grant options to purchase shares of Common Stock and restricted shares of Common Stock to directors, officers and employees of the Corporation and to other persons who provide services to the Corporation. The 2005 Stock Incentive Plan will terminate on May 6, 2015, unless sooner terminated by the Board of Directors. The 2005 Stock Incentive Plan provides that the maximum number of shares of Common Stock that may be issued under the 2005 Stock Incentive Plan is 1,200,000 shares. The Board of Directors may terminate or amend the 2005 Stock Incentive Plan at any time, subject to stockholder approval to the extent necessary to comply with any applicable laws or the rules of any stock exchange or quotation system on which the Common Stock is listed or quoted. No participant may be granted, in any year, total awards with respect to more than 100,000 shares of Common Stock, plus an additional 50,000 shares relating to a participant’s initial employment. These limits are intended to allow awards under the 2005 Stock Incentive Plan to constitute “performance-based compensation” under Section 162(m) of the Code. Section 162(m) generally limits to $1,000,000 the compensation the Corporation may deduct on its federal income tax return for any fiscal year for amounts paid to its Chief Executive Officer or any one of its other four highest compensated executive officers. However, any compensation the Corporation pays that constitutes “performance-based compensation” under Section 162(m) does not count against the $1,000,000 limit and is deductible by the Corporation.
      Options granted under the 2005 Stock Incentive Plan may be nonqualified stock options or incentive stock options under the Internal Revenue Code of 1986, as amended. The options will expire at such time as the Compensation Committee determines. Options cannot be exercised until the vesting period, if any, specified by the Compensation Committee has expired. Options are not transferable other than by will or the laws of descent and distribution, and may be exercised during the life of the recipient only by him or her. The option price per share is determined by the Compensation Committee. The option price per share cannot be less than 100% of the fair market value of the Common Stock on the date such option is granted. No option granted under the 2005 Stock Incentive Plan may be repriced without the approval of the Company’s stockholders.
      Awards of restricted stock granted under the 2005 Stock Incentive Plan may be in such amounts and subject to such terms (including vesting provisions, forfeiture provisions and performance criteria) as the Compensation Committee determines.
      Upon the occurrence of a “change of control” (as defined in the 2005 Stock Incentive Plan) the Compensation Committee may elect to cause all outstanding options and restricted shares of common stock to become fully vested.
New Plan Benefits
      Directors and executive officers of the Corporation (including the named executive officers) will be eligible to participate in the 2005 Stock Incentive Plan. Future grants will be at the discretion of the Board of Directors (or, if applicable, the Compensation Committee) and, at present, no specific grants have been determined under the 2005 Stock Incentive Plan.
Vote Required for Approval
      The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for approval and adoption of the 2005 Stock Incentive Plan.

Board of Directors Recommendation
      The Board of Directors recommends a vote “FOR” the approval and adoption of the 2005 Stock Incentive Plan.
APPROVAL OF INCENTIVE BONUS PLANS
Purpose and Effect of Proposal
      Proposed Adoption. Subject to stockholder approval, the Board of Directors has adopted and approved the Bonus Plans. The Bonus Plans consist of the RC2 Corporation Incentive Bonus Plan (the “Annual Bonus Plan”) in which management and salaried team members of the Corporation and its subsidiaries may participate and a Top Management Additional Bonus Plan (the “Top Management Bonus Plan”) for which participation is limited to executive officers.
      Purpose of the Bonus Plans. The Corporation recognizes the importance of attracting, retaining and motivating those persons who make (or are expected to make) important contributions to the Corporation by providing such persons with performance-based incentive compensation in a form which relates the financial reward to an increase in the value of the Corporation to its stockholders. The Board of Directors believes that the Bonus Plans are critically important to the furtherance of this objective.
      Incentive bonuses under the Bonus Plans are intended to constitute “performance-based compensation” under Section 162(m) of the Code. Section 162(m) generally limits to $1,000,000 the compensation the Corporation may deduct on its federal income tax return for any fiscal year for amounts paid to its Chief Executive Officer or any one of its other four highest compensated executive officers. However, any compensation the Corporation pays that constitutes “performance-based compensation” under Section 162(m) does not count against the $1,000,000 limit and is deductible by the Corporation.
Description of the Bonus Plans
      The following description of the Bonus Plans is qualified in its entirety by reference to the Bonus Plans, which are attached as Appendix B to this Proxy Statement.
      The Compensation Committee will administer the Bonus Plans and has the authority to change or terminate the Bonus Plans at any time. The Corporation intends to obtain stockholder approval to any amendments to the Bonus Plans to the extent required for awards under the Bonus Plans to continue to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code.
      Participants under the Annual Bonus Plan will include management and salaried team members as determined by the Corporation’s Chief Executive Officer and President. Under the Annual Bonus Plan, each participant will be assigned a bonus unit value which will determine the total bonus that the participant may be eligible to receive. The bonus unit value is calculated based on the Corporation’s pre-bonus EDITDA (earnings before interest, taxes, depreciation and amortization) and includes certain adjustments that account for the cost of the Corporation’s cost of invested capital, address the impact of acquisitions and exclude non-recurring items. The Compensation Committee will set bonus target amounts for executive officers and aggregate bonus target amounts for various employee groups and teams which will be allocated to individuals by the Corporation’s Chief Executive Officer and President. The final bonus unit values will be paid if the Corporation achieves each of three financially based bonus components that are based on meeting or exceeding company-wide performance growth (initially set at 5%) over the prior year in the following three categories: (1) net sales dollars; (2) trading margin dollars; and (3) operating income dollars. One-third of the final bonus unit values will be paid if the net sales target is achieved, one-third of the final bonus unit values will be paid if the trading margin target is achieved and one-third of the final bonus unit values will be paid if the operating income target is achieved. Bonuses are required to be paid by March 15 of the following year and participants must be employed with the Corporation or one of its subsidiaries as of the payment date in order to be entitled to receive earned bonus payments.

      The Top Management Bonus Plan entitles participants to earn a percentage (which varies by participant and is dependent upon the applicable participant’s position and responsibility) of an additional bonus pool amount. The additional bonus pool amount is calculated at the end of the fiscal year and is based upon the Corporation’s pre-bonus EBITDA. This pre-bonus EBITDA calculation includes certain adjustments that account for the cost of the Corporation’s cost of invested capital, address the impact of acquisitions and exclude non-recurring items.
New Plan Benefits
      Directors and executive officers of the Corporation (including the named executive officers) will be eligible to participate in the Bonus Plans. Future grants under the Bonus Plans will be at the discretion of the Board of Directors (or, if applicable, the Compensation Committee).
Vote Required for Approval
      The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for approval and adoption of the Bonus Plans.
Board of Directors Recommendation
      The Board of Directors recommends a vote “FOR” the approval and adoption of the Bonus Plans.
AUDITORS
      KPMG LLP served as the Corporation’s auditors for the year ended December 31, 2004. It is expected that a representative of KPMG LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.
ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
COMMISSION ON FORM 10-K
      The Corporation is required to file an annual report, called a Form 10-K, with the SEC. A copy of Form 10-K for the fiscal year ended December 31, 2004 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written requests should be directed to Jody L. Taylor, Chief Financial Officer and Secretary, RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523.
STOCKHOLDER PROPOSALS
      Proposals which stockholders intend to present at the 2006 Annual Meeting of Stockholders pursuant to Rule 14a-8 under the Exchange Act must be received at the Corporation’s principal offices no later than December 5, 2005 for inclusion in the proxy material for that meeting. Proposals submitted other than pursuant to Rule 14a-8 will be considered untimely if received after February 5, 2006 and the Corporation will not be required to present any such proposal at the 2006 Annual Meeting of Stockholders. If the Board of Directors decides to present a proposal despite its untimeliness, the people named in the proxies solicited by the Board of Directors for the 2006 Annual Meeting of Stockholders will have the right to exercise discretionary voting power with respect to such proposal.

OTHER MATTERS
      The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

By Order of the Board of Directors
RC2 Corporation

Jody L. Taylor, Secretary
Oak Brook, Illinois
April 4, 2005

APPENDIX A
RC2 CORPORATION
2005 STOCK INCENTIVE PLAN
Article 1. Establishment and Purpose
      1.1     Establishment. RC2 Corporation, a Delaware corporation (the “Company”), hereby establishes a stock incentive plan for employees and others providing services to the Company, as described herein, which shall be known as the RC2 Corporation 2005 Stock Incentive Plan (the “Plan”). It is intended that certain of the options issued pursuant to the Plan to employees of the Company may constitute incentive stock options within the meaning of section 422 of the Internal Revenue Code, and that other options issued pursuant to the Plan shall constitute nonstatutory options. The Board shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.
      1.2     Purpose. The purpose of the Plan is to provide a means for the Company to attract and retain competent personnel and to provide to participating directors, officers and other key employees long term incentives for high levels of performance by providing them with a means to acquire a proprietary interest in the Company’s success.
Article II. Definitions
      2.1     Definitions. For purposes of this Plan, the following terms shall be defined as follows:

(a) “Award” means any Restricted Stock, Incentive Stock Option or Nonstatutory Option awarded to a Grantee pursuant to this Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Cause” means the definition of Cause in Grantee’s written employment agreement, if any, with the Company. If no such employment agreement or definition in such agreement exists, Cause means (i) breach by a Grantee of any covenant not to compete or confidentiality agreement with the Company, (ii) failure by a Grantee to substantially perform his duties to the reasonable satisfaction of the Board, (iii) serious misconduct by a Grantee which is demonstrably and substantially injurious to the Company, (iv) fraud or dishonesty by a Grantee with respect to the Company, (v) material misrepresentation by a Grantee to a stockholder or director of the Company or (vi) acts of negligence by a Grantee in performance of the Grantee’s duties that are substantially injurious to the Company. The Board, by majority vote, shall make the determination of whether Cause exists.

(d) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

(e) “Commission” means the Securities and Exchange Commission or any successor agency.

(f) “Committee” means the Committee provided for by Article IV hereof, which may be created at the discretion of the Board.

(g) “Company” means RC2 Corporation, a Delaware corporation.

(h) “Consultant” means any person or entity, including an officer or director of the Company who provides services (other than as an Employee) to the Company and includes a Qualified Director, as defined below.

(i) “Date of Exercise” means the date the Company receives notice, by a Grantee, of the exercise of an Option pursuant to section 8.9 of this Plan. Such notice shall indicate the number of shares of Stock the Grantee intends to purchase upon exercise of an Option.

(j) “Employee” means any person, including an officer or director of the Company, who is employed by the Company or any subsidiary of the Company (as defined in section 424(f) of the Code).

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

(l) “Fair Market Value” means the fair market value of Stock upon which an Option is granted under this Plan, as determined by the Board. If the Stock is traded on an over-the-counter securities market or national securities exchange, “Fair Market Value” shall mean the closing sales price of the Stock reported on such over-the-counter market or such national securities exchange on the applicable date or, if no sales of Stock have been reported for that date, on the next preceding date for which sales where reported.

(m) “Grantee” means an Employee or Consultant holding an Award under the Plan.

(n) “Incentive Stock Option” means an Option granted under this Plan which is intended to qualify as an “incentive stock option” within the meaning of section 422 of the Code.

(o) “IRS” means the Internal Revenue Service, or any successor agency.

(p) “Nonstatutory Option” means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of section 422 of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of section 422 of the Code applicable to incentive stock options.

(q) “Option” means the right, granted under Article VIII of this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be an Incentive Stock Option or a Nonstatutory Option.

(r) “Parent Corporation” shall have the meaning set forth in section 424(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

(s) “Restricted Stock” means an award of Stock granted under Article IX of this Plan.

(t) “Qualified Director” means a director who is both (a) a “Non-Employee Director” as defined in Rule 16b-3(b)(3)(i), as promulgated by the Commission under the Exchange Act, or any successor definition adopted by the Commission, and (b) an “Outside Director” as defined by section 162(m) of the Code and the regulations promulgated thereunder, or any successor definition adopted by the IRS.

(u) “Rule 16b-3” means Rule 16b-3, as promulgated by the Commission under section 16(b) of the Exchange Act, as amended from time to time.

(v) “Significant Stockholder” means an individual who, within the meaning of section 422(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company. In determining whether an individual is a Significant Stockholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in section 424(d) of the Code.

(w) “Stock” means the Common Stock, par value $.01 per share, of the Company.
      2.2     Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender and the definition of any term herein in the singular shall also include the plural.
Article III. Eligibility and Participation
      3.1     Eligibility and Participation. All Employees are eligible to participate in this Plan and receive Awards of Restricted Stock, Incentive Stock Options and/or Nonstatutory Options. All Consultants are eligible to participate in this Plan and receive Awards of Restricted Stock and/or Nonstatutory Options hereunder. Grantees shall be selected by the Board from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company’s continued growth and development and to its long-term financial success.
Article IV. Administration
      4.1     Administration. The Board shall be responsible for administering the Plan.
      The Board is authorized to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Determinations, interpretations or other actions made or taken by the Board pursuant to the provisions of this Plan shall be final and binding and conclusive for all purposes and upon all persons.
      At the discretion of the Board, this Plan may be administered by a Committee which shall be a compensation committee of the Board, consisting solely of two or more Qualified Directors. The members of such Committee may be directors who are eligible to receive Awards under this Plan, but Awards may be granted to such members only by action of the full Board and not by action of the Committee. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the stockholders, the directors and any persons having any interests in any Options which may be granted under this Plan and, by resolution providing for the creation and issuance of any such Award, to select the Employees and Consultants to whom Awards may from time to time be granted, to determine what form of Awards are to be granted under this Plan, and to determine the terms and conditions of any Award granted under this Plan (including, but not limited to, the number of shares, the share price, any restriction or limitation and any vesting acceleration or forfeiture waiver regarding any Award), which terms and conditions shall, in every case, be set forth or incorporated by reference in the instrument or instruments evidencing such Award, and shall be consistent with the provisions of the Plan.
      The Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of two-thirds of the members of the Committee.
      Where the Committee has been created by the Board, references herein to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.
      The Board shall have all of the enumerated powers of the Committee but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.
      4.2     Special Provisions for Grants to Officers or Directors. Rule 16b-3 provides that the grant of a stock option or restricted stock to a director or officer of a company subject to the Exchange Act will be exempt from the provisions of section 16(b) of the Exchange Act if the conditions set forth in Rule 16b-3 are satisfied. Unless otherwise specified by the Board, grants of Awards hereunder to individuals who are officers or directors of the Company for purposes of section 16(b) of the Exchange Act shall be made in a manner that satisfies the conditions of Rule 16b-3.
Article V. Stock Subject to the Plan
      5.1     Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 1,200,000. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in section 5.3. The total number of shares of Stock may be authorized but unissued shares of

Stock, or shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance pursuant to Awards granted hereunder.
      5.2     Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Awards under the Plan. If any shares of Stock are subject to any Award of Restricted Stock are forfeited, such shares of Stock shall (unless the Plan shall have terminated) become available for other Awards under the Plan.
      5.3     Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification or other similar corporate change, the aggregate number of shares of Stock set forth in section 5.1 shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided, however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.
Article VI. Limitations
      6.1     Incentive Stock Options. In the cases of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which Incentive Stock Options are exercisable for the first time by the Grantee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporation and any subsidiary corporations of the Company) shall not exceed $100,000. (Hereinafter, this requirement is sometimes referred to as the “$100,000 Limitation.”) Nothing in this section shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established hereby where such excess amount is treated as a Nonstatutory Option.
      6.2     Section 162(m) Limitations. The following limitations shall apply to grants of Awards under this Plan:

(a) No individual Grantee shall be granted, in any fiscal year of the Company, Awards with respect to more than 100,000 shares of Stock in total.

(b) In connection with his or her initial service, a Grantee may be granted Awards with respect to up to an additional 50,000 shares of Stock which shall not count against the limit set forth in section 6.2(a) above.

(c) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in section 5.3.

(d) If an Award is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Article XIII), the cancelled Award will be counted against the limits set forth in sections 6.2(a) and (b) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.
Article VII. Duration of the Plan
      7.1     Duration of the Plan. The Plan shall be in effect until May 6, 2015. Any Awards outstanding at the end of such period shall remain in effect in accordance with their terms.
Article VIII. Terms of Stock Options
      8.1     Grant of Options. Subject to section 5.1 and Article VI, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board; provided, however, that Consultants may receive only Nonstatutory Options and may not receive Incentive Stock Options. The Board shall have complete discretion in determining the number of Options granted to each Grantee. In making such determinations, the Board may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant. The Board shall also determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

      8.2     No Tandem Options. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Grantee’s right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under section 422 of the Code.
      8.3     Option Agreement; Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the “Option Agreement”) that includes the nontransferability provisions required by section 11.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory Option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms and conditions as shall be determined by the Board at the time of grant of the Option.
      All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.
      8.4     Option Price. No Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Stockholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant.
      8.5     Term of Options. Each Option shall expire at such time as the Board shall determine when it is granted, provided, however, that no Option shall be exerciseable later than the tenth anniversary date of its grant.
      8.6     Exercise of Options. Options granted under this Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Grantees.
      8.7     Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment therefor has been made. Such payment may be made in cash, outstanding shares of Stock, in combinations thereof, or any other method of payment approved by the Board; provided, however, that (i) the deposit of any withholding tax shall be made in accordance with applicable law and (ii) that such shares of Stock used to pay the exercise price have been held by the Participant for at least six months prior to the exercise date. If shares of Stock are being used in part or full payment for the shares to be acquired upon exercise of the Option, such shares shall be valued for the purpose of such exchange as of the date of exercise of the Option at the Fair Market Value of the shares. Any certificates evidencing shares of Stock used to pay the purchase price shall be accompanied by stock powers duly endorsed in blank by the registered holder of the certificate (with signatures thereon guaranteed). In the event the certificates tendered by the holder in such payment cover more shares than are required for such payment, the certificate shall also be accompanied by instructions from the holder to the Company’s transfer agent with regard to the disposition of the balance of the shares covered thereby.
      8.8     Prohibition on Repricing. Except for adjustments pursuant to section 5.3 and Article XIII, the per share Option price for any Option granted pursuant to this Plan may not be decreased after the date of grant nor may an outstanding Option be surrendered to the Company as consideration for the grant of a new Option with a lower Option price without the approval of the Company’s stockholders.
      8.9     Written Notice. A Grantee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the Options exercised, as provided in section 8.7 above, must accompany the written notice.
      8.10     Issuance of Stock Certificate. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Grantee or to a nominee of the Grantee a certificate or certificates for the requisite number of shares of Stock.

      8.11     Privileges of a Stockholder. A Grantee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such Stock.
      8.12     Termination of Employment or Services. Except as otherwise expressly specified by the Board, all Options granted under this Plan shall be subject to the following termination provisions.

(a) Death. If a Grantee’s employment in the case of an Employee, or provision of services as a Consultant in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Grantee’s will or, if the Grantee shall fail to make a testamentary disposition of an Option or shall die intestate, the Grantee’s legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

(b) Termination Other Than for Cause or Due to Death. In the event of a Grantee’s termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, other than for Cause or by reason of death, the Grantee may exercise such portion of his Option as was exercisable by him at the date of such termination (the “Termination Date”) at any time within three months of the Termination Date; provided, however, that where the Grantee is an Employee, and is terminated due to disability within the meaning of Code section 422, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the original term of the Option. Options not exercised within the applicable period specified above shall terminate.

In the case of an Employee, a change of duties or position within the Company, if any, shall not be considered a termination of employment for purposes of this Plan. The Option Agreements may contain such provisions as the Board shall approve with respect to the effect of approved leaves of absence upon termination of employment.

(c) Termination for Cause. In the event of a Grantee’s termination of employment in the case of an Employee, or termination of the provision of services as a Consultant in the case of a Consultant, which termination is by the Company for Cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall forthwith terminate.
Article IX. Restricted Stock
      9.1     Grant of Restricted Stock. Subject to section 5.1 and Article VI, shares of Restricted Stock may be granted to Employees or Consultants at any time and from time to time as determined by the Board. The Board shall have complete discretion in determining the number of shares of Restricted Stock granted to each Grantee, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards, in addition to those contained in section 9.3. The Board may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors or criteria as the Board shall determine. The provisions of Restricted Stock awards need not be the same with respect to each recipient. In making such determinations, the Board may take into account the nature of services rendered by such Employee or Consultant, their present and potential contributions to the Company, and such other factors as the Board in its discretion shall deem relevant.
      9.2     Awards and Certificates. Each Grantee receiving an Award of Restricted Stock shall be issued a certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:
      “The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the RC2 Corporation Incentive Stock Plan and a Restricted Stock Agreement.

Copies of such Plan and Agreement are on file at the offices of RC2 Corporation, 1111 West 22nd Street, Oak Brook, Illinois 60523.”
      The Board may require that the certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed and that, as a condition of any Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.
      9.3     Terms and Conditions. Shares of Restricted Stock shall be subject to the following terms and conditions:

(a) Subject to the provisions of the Plan and the Restricted Stock Agreement referred to in section 9.3(f), during a period set by the Board, commencing with the date of such award (the “Restriction Period”), the Grantee shall not be permitted to sell, assign, transfer, pledge or otherwise encumber shares of Restricted Stock. Within these limits, the Board may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions, in whole or in part, based on service, performance and such other factors or criteria as the Board may determine.

(b) Except as provided in this section and section 9.3(a), the Grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any cash dividends. Unless otherwise determined by the Board, cash dividends shall be automatically deferred and reinvested in additional Restricted Stock and dividends payable in Stock shall be paid in the form of Restricted Stock.

(c) Except to the extent otherwise provided in the applicable Restricted Stock Agreement and sections 9.3(a) and (d), upon termination of a Grantee’s employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Grantee.

(d) In the event of hardship or other special circumstances of a Grantee whose employment is involuntarily terminated (other than for Cause), the Board may waive in whole or in part any or all remaining restrictions with respect to such Grantee’s shares of Restricted Stock.

(e) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unlegended certificates for such shares shall be delivered to the Grantee.

(f) As determined by the Board on the date of grant, each Award of Restricted Stock shall be evidenced by a written agreement in a form to be established by the Board (the “Restricted Stock Agreement”) that specifies: the duration of the Restricted Period; the number of shares of Restricted Stock granted; any vesting or other restrictions which the Board may impose, and any other terms and conditions as shall be determined by the Board at the time of grant of the Restricted Stock. All Restricted Stock Agreements shall incorporate the provisions of this Plan by reference.
Article X. Change of Control Provisions
      10.1     Impact of Event. Notwithstanding any other provision of the Plan to the contrary, in the event of a Change of Control (as defined in section 10.2), the Board may, in its sole and absolute discretion (or, if required pursuant to any Grantee’s written employment agreement, the Board shall for such Grantee), cause any Options outstanding as of the date such Change in Control is determined to have occurred and not then exercisable and vested to become fully exercisable and vested to the full extent of the original grant or cause all restrictions applicable to any Restricted Stock to lapse and such Restricted Stock to become free of all restrictions and fully vested to the full extent of the original grant.
      10.2     Definition of Change of Control. For purposes of the Plan, a “Change of Control” shall mean, as to any Grantee, the definition of Change of Control in such Grantee’s written employment agreement or, if no such Employment Agreement or definition in such agreement exists, Change of Control shall mean the happening of any of the following events:

(a) the acquisition by any individual, entity or group (within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either (i) the then outstanding shares of common stock of Company (the “Outstanding Common Stock”) or (ii) the combined voting power of the then outstanding voting securities of Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from Company, (ii) any acquisition by Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Company or any corporation controlled by Company or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of section 10.2(c); or

(b) individuals who, as of May 6, 2005, constitute the Board of Directors of Company (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors of Company; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by Company’s stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of Company; or

(c) approval by the stockholders of Company of a reorganization, merger or consolidation (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns Company through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any employee benefit plan (or related trust) of Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors of Company, providing for such Business Combination; or

(d) approval by the stockholders of Company of (i) a complete liquidation or dissolution of Company or (ii) the sale or other disposition of all or substantially all of the assets of Company, other than to a corporation, with respect to which following such sale or other disposition, [a] more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, [b] less than 30% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by any Person (excluding any employee benefit plan (or related trust) of Company or such corporation), except to the extent that such Person owned 30% or more of the Outstanding Common Stock or Outstanding Voting Securities prior to the sale or disposition, and [c] at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the approval of the initial agreement, or of the action of the Board of Directors of Company, providing for such sale or other disposition of assets of Company or were elected, appointed or nominated by the Board of Directors of Company.

Article XI. Rights of Grantees
      11.1     Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company to terminate any Employee’s employment, or any Consultant’s services, at any time, nor confer upon any Employee any right to continue in the employ of the Company, or upon any Consultant any right to continue to provide services to the Company.
      11.2     Nontransferability. Options granted under this Plan shall be nontransferable by the Grantee, other than by will or the laws of descent and distribution, and shall be exercisable during the Grantee’s lifetime only by the Grantee.
Article XII. Amendment, Modification
and Termination of the Plan
      12.1     Amendment, Modification, and Termination of the Plan. The Board may at any time terminate and from time to time may amend or modify the Plan. The Company shall obtain the approval of the stockholders to any amendment to this Plan to the extent necessary to comply with any applicable laws or the rules of any stock exchange or quotation system on which the Stock is listed or quoted. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Award under the Plan without the consent of the Grantee holding the Award. No amendment, modification or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.
Article XIII. Acquisition, Merger and Liquidation
      13.1     Acquisition. Notwithstanding anything herein to contrary, in the event that an Acquisition (as defined below) occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Grantees for each Option of an amount equal to a reasonable, good faith estimate of an amount (hereinafter the “Spread”) equal to the difference between the net amount per share payable in the Acquisition, or as a result of the Acquisition, less the exercise price per share of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the shares receivable upon exercise of the Options as being outstanding in determining the net amount per share. For purposes of this section, an “Acquisition” shall mean any transaction in which substantially all of the Company’s assets are acquired or in which a controlling amount of the Company’s outstanding shares are acquired, in each case by a single person or entity or an affiliated group of persons and/or entities. For purposes of this section a controlling amount shall mean more than 50% of the issued and outstanding shares of stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the Acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.
      Where the Company does not exercise its option under this section 13.1, the remaining provisions of this Article XIII shall apply, to the extent applicable.
      13.2     Merger or Consolidation. Subject to section 13.1 and to any required action by the stockholders, if the Company shall be the surviving corporation in any merger or consolidation, any Option granted hereunder shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

      13.3     Other Transactions. Subject to section 13.1, dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of the dissolution, liquidation, merger or consolidation. However, the Grantee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Grantee an option (the “Substitute Option”) to purchase its shares on terms and conditions both as to number of shares and otherwise, which will substantially preserve to the Grantee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Grantee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Grantee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of the Code.
Article XIV. Securities Registration
      14.1     Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Awards or any Stock with respect to which an Award may be or shall have been granted or exercised, or to qualify any such Awards or Stock under the Securities Act of 1933, as amended, or any other statute, then the Grantee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Awards or Stock.
      Unless the Company has determined that the following representation is unnecessary, each person exercising an Option or receiving an Award of Restricted Stock under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option or Award, to make a representation in writing (a) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, and (b) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel to the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.
Article XV. Tax Withholding
      15.1     Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan or pursuant to an Award of Restricted Stock, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements. Unless otherwise determined by the Board, withholding obligations may be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company, its subsidiaries and affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise due to the participant.
Article XVI. Indemnification
      16.1     Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by him in satisfaction of judgment in any such action, suit or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Article XVII. Requirements of Law
      17.1     Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
      17.2     Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the state of Delaware.
Article XVIII. Compliance with Code
      18.1     Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as “incentive stock options” under Code section 422. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code. Awards granted hereunder to any person who is a “covered employee” under Code section 162(m) at any time when the Company is subject to Code section 162(m) are intended to qualify as performance-based compensation within the meaning of Code section 162(m)(4)(C). If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Awards granted under this Plan to such “covered employees” being treated as performance-based compensation under Code section 162(m).
      This Plan was:
      Approved and adopted by the Board of Directors and stockholders of the Company effective May 6, 2005.

APPENDIX B
RC2 CORPORATION
INCENTIVE BONUS PLAN
I.     Participants.
      The Participants under the RC2 Corporation Incentive Bonus Plan shall be management and salaried team members as determined by the CEO and President (Top Executives).
II.     Calculation of Actual Bonus Unit Value.
      A. The Beginning Bonus Unit Value shall be established at the beginning of each year and shall be set at $1,000. The Actual Bonus Unit Value shall be calculated by multiplying Excess Pre-Bonus EBITDA times 15.6% and then dividing by the total number of Bonus Units Targets determined per Section III.A.
      B. The Excess Pre-bonus EBITDA is calculated based on the actual annual pre-bonus EBITDA less the Cost of Invested Assets (CIA).
      C. Pre-bonus EBITDA shall exclude the impact of material non-recurring items. Non-recurring items shall also be excluded in calculating the financially based bonus components listed below in Section III.
      D. The Weighted Average Cost of Capital (WACC) shall be determined annually at the beginning of each year using a formula provided by the Company’s investment bankers which is based on the Company’s capital structure and market conditions as of the beginning of that year.
      E. CIA shall be determined at the beginning of each year based on total tangible assets less cash in excess of 2% of net sales for the previous year and current liabilities as of the beginning of each year plus the cash amount invested in acquisitions less the net tangible assets acquired for all acquisitions after January 1, 2003 times the WACC.
      F. Pre-bonus EBITDA shall exclude the entire impact of an acquisition in the year of an acquisition, including, but not limited to, any amount of sales or costs or expenses associated with the acquisition. The intent is that the effect of the acquisition shall be excluded in its entirety in calculating the Pre-bonus EBITDA and in determining whether the financially based bonus components described in Article III have been achieved for the year of acquisition.
III.     Determination and Distribution of Bonus Amounts.
      A. For each Participant other than the Executive Management listed on Exhibit A, the Top Executives shall approve an annual number of Bonus Unit Targets. The Bonus Unit Targets shall be generally based on each Participant’s level of responsibility and level of performance.
      B. One third of the Bonus Unit Targets shall be earned based on achieving each of three financially based bonus components. The financially based bonus components shall be achieved based on meeting or exceeding the Minimum Company-wide Performance Growth Target of 5% over the prior year in the following three categories: (a) net sales dollars, (b) trading margin dollars and (c) operating income dollars. In determining the growth percentages, acquisitions shall be excluded in the year of acquisition consistent with section II.F. For the year after an acquisition, prior year results shall be measured on a pro-forma basis, subject to adjustment for all discontinued and non-recurring items.
      Participants in the International Business Unit shall have local operating unit financially based bonus components set annually by the Top Executives which determine 50% of the financially based bonus components with the remaining 50% of the financially based components based on the Company-wide components listed above.
      C. Bonuses shall be paid by March 15 of the following year. Participants must be employed at RC2 or one of its subsidiaries and in good standing as of the payment date in order to receive bonus payments. New employees beginning employment by September 30 of each calendar year are eligible for a prorated bonus in the year hired; inclusion in the bonus plan is at the discretion of the Top Executives. Bonuses for non-salaried or part-time employees are discretionary.
IV.     Other.
      This plan shall take effect for 2005. RC2 may change or terminate this bonus plan annually or at any point in time during a bonus year.
Exhibit A
EXECUTIVE MANAGEMENT
PARTICIPANTS AND BONUS UNIT TARGETS
I.     Participants.
      The following shall be the Participants under the RC2 Corporation Executive Management Incentive Bonus Plan for 2005.

Bonus Target
Participant	Amount

Curt Stoelting, CEO	$425,000
Peter Henseler, President	$425,000
Richard Rothkopf, EVP	$350,000
John Lee, EVP	$250,000
Tom Lowe, EVP	$250,000
Helena Lo, EVP and Managing Director (RC2 Ltd)	$230,000
Jody Taylor, CFO	$230,000
II.     Calculation of Bonus Unit Targets.
      Bonus target units shall be determined and paid consistent with the Company’s Incentive Bonus Plan by converting the Bonus Target Amount into Bonus Unit Targets using the following formula.

Bonus Target Amount for each Participant
Divided by
The Beginning Bonus Unit Value
= Each Participant’s Bonus Unit Target

example —
Bonus Target Amount —	$200,000
Beginning Bonus Unit Value —	$1,000

Bonus Unit Target	200 units

*	As detailed in the Incentive Bonus Plan

RC2 CORPORATION
TOP MANAGEMENT
ADDITIONAL BONUS PLAN
III.     Participants.
      The following shall be the Participants under the RC2 Corporation Top Management Additional Bonus Plan for 2005. The applicable Additional Bonus % Targets for a Participant shall be the amount set forth opposite the Participant’s name below and shall be applied to the Additional Bonus Pool Amount to determine each Participant’s Additional Bonus Amount. The administrator of this plan shall select the Participants for subsequent years and Additional Bonus % Targets for such Participants.

Additional
Bonus Pool

Participant	% Target

Curt Stoelting, CEO	27%
Peter Henseler, President	27%
Richard Rothkopf, EVP	12%
John Lee, EVP	12%
Helena Lo, Managing Director (RC2 Ltd)	11%
Jody Taylor, CFO	11%
IV.     Calculation of Additional Bonus Pool Amount.
      A. The Additional Bonus Pool Amount is calculated and paid at the end of each fiscal year at the same time as the Incentive Bonus based on the following calculation —
Actual Excess Pre-bonus EBITDA
Less — Targeted Excess Pre-bonus EBITDA
Times — 18%
= Additional Bonus Pool Amount
      B. The Targeted Excess Pre-bonus EBITDA amount shall be determined for 2005 through 2007 based on the actual Pre-bonus EBITDA* for the previous year plus 5% less the Cost of Invested Assets* calculated for each of these years. These annual amounts shall be adjusted for the impact of acquisitions in a manner consistent with the provisions detailed in the Incentive Bonus Plan.
      C. The Additional Bonus Amount shall be capped annually at an amount equal to each Participant’s Bonus under the Executive Management Incentive Bonus Plan and in no case, shall a Participant’s total annual bonus amounts exceed three times the Participant’s Bonus Target Amount listed in the Executive Management Incentive Bonus Plan.
V.     Other.
      This plan shall take effect for 2005. RC2 may change or terminate this bonus plan annually or at any point in time during a bonus year.

*	As detailed in the Incentive Bonus Plan

RC2 CORPORATION
c/o EquiServe Trust Company, N.A.
P.O. Box 8694
Edison, NJ 08818-8694

Your vote is important. Please vote immediately.

Vote-by-Internet
Log on to the internet and go to http://www.eproxyvote.com/rere

OR

Vote-by-Telephone
Call toll-free
1-877-PRX-VOTE (1-877-779-8683)

If you vote over the Internet or by telephone, please do not mail your card.

DETACH HERE

☒	Please mark votes as in this example.

1.	Election of Directors (terms expiring at the 2006 Annual Meeting)
Nominees: (01)Robert E. Dods, (02)Boyd L. Meyer, (3)Peter K.K. Chung, (04)Curtis W. Stoelting, (5)John S. Bakalar, (06)John J. Vosicky, (07)Paul E. Purcell, (08)Daniel M. Wright, (09)Thomas M. Collinger, (10)Richard E. Rothkopf and (11)Michael J. Merriman, Jr.

FOR	☐	☐	WITHHELD
ALL			FROM ALL
NOMINEES			NOMINEES

☐

For all nominees except as noted above.

		FOR	AGAINST	ABSTAIN
2.	Approval of RC2 Corporation 2005 Stock Incentive Plan.	☐	☐	☐

3.	Approval of the RC2 Corporation Incentive Bonus Plan and the RC2 Corporation Top Management Additional Bonus Plan.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT                ☐

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. If signing as attorney, executor, administrator, trustee or guardian, please add your full title as such. If shares are held by two or more persons, all holders must sign the Proxy.

Signature:	Date:	Signature:	Date:

DETACH HERE

PROXY

RC2 CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Curtis W. Stoelting and Jody L. Taylor, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Stockholders of RC2 Corporation to be held on May 6, 2005 at 11:00a.m., local time, at the Renaissance Oak Brook Hotel, 2100 Spring Road, Oak Brook, IL 60523, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

Please sign exactly as your name appears heron, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINEES AS DIRECTORS, TO APPROVE THE RC2 CORPORATION 2005 STOCK INCENTIVE PLAN AND TO APPROVE THE RC2 CORPORATION INCENTIVE BONUS PLAN AND THE RC2 CORPORATION TOP MANAGEMENT ADDITIONAL BONUS PLAN. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGEMENT OF THE PROXIES APPOINTED.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE